Exhibit 99.1

News Release

Carvana Co. Announces Offering of Class A Common Stock

PHOENIX – (BUSINESS WIRE) – May 18, 2020 – Carvana Co. (NYSE: CVNA), a leading e-commerce platform for buying and selling used cars, today announced that it has commenced a public offering of its Class A common stock. Carvana is proposing to sell 5,000,000 shares of Class A common stock. The underwriters will offer the shares from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The last reported sales price of Carvana’s Class A common stock on May 18, 2020 was $98.59 per share.

Citigroup and Wells Fargo Securities will act as book-running managers for the proposed offering.

Carvana intends to use the net proceeds from the public offering of Class A common stock for general corporate purposes. Carvana may use a portion of the net proceeds from the offering to partially repay borrowings under its floor plan facility until it identifies other specific uses.

The offering of Class A common stock will be made only by means of an effective registration statement (including a prospectus) and a preliminary prospectus supplement. A copy of the prospectus and the preliminary prospectus relating to these securities may be obtained from Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Tel: 800-831-9146) or from Wells Fargo Securities, Attention: Equity Syndicate Department, 500 West 33rd Street, New York, New York, 10001, at (800) 326-5897 or email a request to cmclientsupport@wellsfargo.com.

An automatic shelf registration statement relating to the Class A common stock has been filed with the U.S. Securities and Exchange Commission and is effective and a preliminary prospectus supplement will be filed. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the applicable securities laws of such state or jurisdiction.

About Carvana (NYSE: CVNA)

Founded in 2012 and based in Phoenix, Carvana’s (NYSE: CVNA) mission is to change the way people buy cars. By removing the traditional dealership infrastructure and replacing it with technology and exceptional customer service, Carvana offers consumers an intuitive and convenient online car buying and financing platform. Carvana.com enables consumers to quickly and easily shop more than 20,000 vehicles, finance, trade-in or sell their current vehicle to Carvana, sign contracts, and schedule as-soon-as-next-day delivery or pickup at one of Carvana’s patented, automated Car Vending Machines.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Carvana’s current intentions, expectations or beliefs regarding the proposed Class A common stock offering. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Contact:

Investor Relations:

Carvana

Mike Levin

investors@carvana.com